     As filed with the Securities and Exchange Commission on April 24, 2002
                     Registration Statement No. 333-61671

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             NEW WORLD BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                02-0401674
   (State or other jurisdiction of          (IRS Employer Identification Number)
     incorporation or organization)

                              901 N.E. 125th Street
                                    Suite 120
                           North Miami, Florida 33161
            --------------------------------------------------------
                    (Address of Principal Executive Offices)

                             2001 Stock Option Plan
            --------------------------------------------------------
                            (Full title of the Plan)

                               Marvin H. Ribotsky
                                 Vice President
                              901 N.E. 125th Street
                                    Suite 120
                           North Miami, Florida 33161
             ------------------------------------------------------
                     (Name and address of agent for service)

                                 (305) 891-7389
          (Telephone number, including area code, of agent for service)
                                    Copy to:

                             Rebecca R. Orand, Esq.
                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500
                               -------------------

                         CALCULATION OF REGISTRATION FEE
==================================== ================ =============== ================== ==================
                                                      Proposed maximum   Proposed
           Title of securities        Amount to be    Offering price  maximum aggregate      Amount of
            to be registered           registered     per share       offering price      registration fee
------------------------------------ ------------- --------------- ---------------------- ----------------
Common Stock, par value $0.01,          4,090,000       $0.64(1)      $2,617,600(1)          $240.82(1)
underlying stock options previously       shares
issued or to be issued under the 2001     910,000       $0.30(1)        $273,000(1)          $ 25.12(1)
Stock Option Plan                         shares
------------------------------------ ------------- --------------- --------------------- ----------------
Total                                   5,000,000                     $2,890,600             $265.94

     (1) Estimated solely for the purpose of calculation the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the exercise price of $0.30 with respect to options to purchase 910,000 shares of the common stock, par value $0.01, of the Company
(the "Common Stock") granted under the 2001 Stock Option Plan, and (ii) the average of the high and low prices reported on the Nasdaq OTC Bulletin Board with respect to options to purchase 4,090,000 shares of the Common Stock on
April 23, 2002 to be granted under the 2001 Stock Option Plan. This Registration
Statement also includes an indeterminable number of additional shares of Common
Stock which may be issued pursuant to the 2001 Stock Option as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933.

                                   PART I.

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to participants under the New World Brands, Inc. 2001 Stock Option
Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act").

 Such documents will not be filed with the Commission in this Registration
Statement, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The document(s) containing the information specified in this Part I will be sent or given to participants under the New World Brands, Inc. 2001 Stock Option
Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the
"Securities Act").

     Such documents will not be filed with the Commission in this Registration
Statement, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

Item 3.       Incorporation of Documents by Reference.

     We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated:

(a) our Annual Report on Form 10-K for the year ended May 31, 2001;

(b) all other reports filed by us pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") since May 31,
2001; and

(c) the description of our Common Stock contained in our registration statement on Form 8-A, including any amendments to such registration statement;

     In addition, all documents subsequently filed by us pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company's Certificate of Incorporation, as amended, provides that the liability of the Company's directors and officers or any of its stockholders for monetary damages arising from a breach of their fiduciary duty as directors and officers shall be limited to the fullest extent permitted by the General
Corporation Law of Delaware. This limitation does not apply with respect to any action in which a director or officer would be liable under Section 174 of the
General Corporation Law of Delaware, nor does it apply with respect to any liability in which a director or officer:

o breached his duty of loyalty to the Company or its stockholders;

o did not act in good faith or, in failing to act, did not act in good faith;

o acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or

o derived an improper personal benefit.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us by reason of the fact that he is or was a director, officer, employee, or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of us and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of us as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to us unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply. To the extent that any of our present or former directors have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection therewith.

[We have purchased directors' and officers' liability insurance covering its directors and officers in amounts customary for similarly situated companies.]

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits

         See Exhibit Index.

Item 9. Undertakings

     (a) The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee"
table in the effective registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange
Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Act, each filing of the corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the corporation pursuant to the foregoing provisions, or otherwise, the corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the corporation of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of North Miami, State of
Florida on April 23, 2002.

                                                     NEW WORLD BRANDS, INC.

                                                     By:/s/ Allen Salzman
                                                       ------------------
                                                     Name:   Allen Salzman
                                                     Title:     President

                                                     By: /s/ Marvin H. Ribotsky
                                                         ----------------------
                                                     Name:   Marvin H. Ribotsky
                                                     Title:     Vice President

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
Allen Salzman and Marvin H. Ribotsky, or either of them, as our true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration
Statement, and to file the same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutions, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                    Title                              Date

/s/Marvin Ribotsky    Chairman of the Board and Vice President   April 23, 2002
--------------------
Marvin Ribotsky

/s/Allen Salzman      Chief Executive Officer and Director       April 23, 2002
--------------------
Allen Salzman

/s/Harvey Bronsten    President and Director                     April 23, 2002
--------------------
Harvey Bronsten

/s/Scott Rosenblum    Director                                   April 23, 2002
--------------------
Scott Rosenblum

/s/Maxwell Rabb       Director                                   April 23, 2002
--------------------
Maxwell Rabb

                                  EXHIBIT INDEX

     Exhibit
     Number         Description
     ------         -----------
       4.1       2001 Stock Option Plan
       5.1       Opinion of Greenberg Traurig, P.A.
      23.1       Consent of [independent auditors]
      23.2       Consent of Greenberg Traurig, P.A. (contained in its
                 opinion filed as Exhibit 5.1 hereto)
      24.1       Power of Attorney is included in the Signature section of the
                 Registration Statement